Exhibit 99.2

Allarity Therapeutics CEO to Present at Precision Medicine Forum Europe 2026 in Stockholm

TARPON SPRINGS, Fla., May 8, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today announced that CEO Thomas Jensen has been invited to participate as a speaker at Precision Medicine Forum Europe 2026, taking place May 11–12, 2026, in Stockholm, Sweden.

Presentation Details:

Event: Precision Medicine Forum Europe 2026

Presentation Title: Dual Inhibition of PARP and WNT: A Novel Drug-Biomarker Combination in Clinical Trials

Track: Oncology

Date: Monday, May 11, 2026

Time: 10:20–10:40 CEST

Mr. Jensen will discuss stenoparib’s dual mechanism of action and Allarity’s predictive biomarker, the Stenoparib DRP®, based on a 414-mRNA gene expression signature, which is designed to identify patients who may be more likely to benefit from stenoparib, as well as the Company’s ongoing Phase 2 trials.

Mr. Jensen will be available for individual meetings during the conference to discuss Allarity’s clinical development strategy and potential business development opportunities.

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, Small Cell Lung Cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has two ongoing Phase 2 trial protocols for stenoparib in Ovarian Cancer patients. In the first, patients who had had 2+ lines of therapy were enrolled on stenoparib and given drug twice daily. This protocol has been closed to further enrollment but continues for the enrolled patients who are still receiving benefit from stenoparib administration. The updated data from this study were presented at the AACR special conference on advances in Ovarian Cancer in September 2025. Note that, as these data are from an ongoing trial, analyses may change as the study fully matures. An amended protocol designed expressly to capitalize on the emerging clinical experience with stenoparib in platinum resistant patients began enrolling patients in the summer of 2025. This amended protocol enrolls only platinum resistant or platinum-ineligible patients and is intended to support future pivotal development and eventual regulatory review. In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for relapsed small cell lung cancer (SCLC) began enrolling patients in early 2026 and is currently enrolling patients across multiple U.S. Veterans Administration (VA) sites.

Allarity Therapeutics, Inc.     |     123 E Tarpon Ave I Tarpon Springs, Florida   |    U.S.A.    |     NASDAQ: ALLR    |    www.allarity.com

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which may be useful in all cancer types and is patented for dozens of anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding Allarity’s CEO’s planned presentation at Precision Medicine Forum Europe 2026, the Company’s ongoing and planned clinical development of stenoparib, the potential clinical relevance of stenoparib’s dual inhibition of PARP and the WNT pathway, the potential utility of the Company’s stenoparib DRP® predictive biomarker based on a 414-mRNA gene expression signature, and the Company’s ability to pursue business development opportunities. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the successful delivery of the presentation, interpretation or reception of the information presented, clinical development and regulatory review of stenoparib, the possibility that ongoing or future clinical trials may not support safety, efficacy, durability, or biomarker-related claims, the predictive accuracy, validation, regulatory acceptance, and clinical utility of the stenoparib DRP® predictive biomarker, and the Company’s ability to secure sufficient funding or partnerships to support its development plans. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen

Carrotize PR & Communications

+45 6062 9390

tsp@carrotize.com

Allarity Therapeutics, Inc.     |     123 E Tarpon Ave I Tarpon Springs, Florida   |    U.S.A.    |     NASDAQ: ALLR    |    www.allarity.com